Exhibit 99.1

Wag! Announces Promotion With Tractor Supply and Petsense

Marketing promotion to offer unique mobile-first pet care benefits to animal lovers nationwide

June 21, 2022 08:00 AM Eastern Daylight Time

SAN FRANCISCO--(BUSINESS WIRE https://www.businesswire.com)--Wag Labs, Inc. (“Wag!” or the “Company”), an American pet services marketplace company powering a mobile-first technology platform that enables on-demand and scheduled dog walking, training, and other pet care services today announced a promotion with Tractor Supply, the largest rural lifestyle retailer in the United States, and its wholly-owned subsidiary Petsense to provide a range of pet service options to their customers. This promotion is exclusive to Tractor Supply and Petsense.

“At Tractor Supply and Petsense, our pets are part of the family, and they deserve the best care possible. By teaming up with Wag!, we are expanding our pet services and connecting our customers with reliable, experienced and trustworthy pet caregivers, and insurance to keep pets happy and healthy.”

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Beginning today, all customers who sign up for a Wag! account through TractorSupply.com or Petsense.com will receive 20% off their first three services. Wag! offers direct access to local pet caregivers across the country for dog walking, pet sitting and boarding, training, and drop-in services. Customers will also be able to access pet insurance quotes administered by Petted, a subsidiary of Wag!, which recommends the best plans based on a pet’s breed and age.

This promotion is one more example of the innovative ways Wag! works with leading national brands and companies to help make pet ownership easier for pet parents. Wag! recently announced an exclusive partnership with Kimpton Hotels & Restaurants to provide access to on-property and at-home pet walks for guests staying at any of their properties in the United States.

Garrett Smallwood, Chief Executive Officer of Wag!, stated: “Tractor Supply, Petsense and Wag! are proud to support pet parents across the country with all their pet care needs, no matter if their pet has hooves, paws, or claws. We’re excited to ‘paw-tner’ with Tractor Supply and Petsense customers to make being a pet parent that much easier by offering access to 5-star pet care services nationwide.”

The Wag! platform features 400,000 pet caregivers and is available in 5,200 cities nationwide. Pet caregivers have the flexibility to set their own rates and schedules, while pet parents receive notifications during services, including live GPS updates during their dog’s walk and detailed report cards with photos after every service. Approximately 12.1 million services have been completed by pet caregivers on the Wag! platform to date, with 96% of reviewed services garnering 5 stars.

Kyle Murphy, Vice President, Divisional Merchandise Manager at Tractor Supply, stated: “At Tractor Supply and Petsense, our pets are part of the family, and they deserve the best care possible. By teaming up with Wag!, we are expanding our pet services and connecting our customers with reliable, experienced and trustworthy pet caregivers, and insurance to keep pets happy and healthy.”

In addition to the Wag! promotion, Petsense stores offer grooming, training, and pet vaccine clinics, and Tractor Supply locations feature PetVet clinics, Pet Wash stations, pet pharmacy and more. To sign up for a Wag! account or to learn more about the complete lineup of pet services, visit TractorSupply.com/Pets or Petsense.com.

Wag! recently announced a definitive business combination agreement with CHW Acquisition Corporation (Nasdaq: CHWA) (“CHW”). Upon the closing of the business combination, which is expected in the third quarter of 2022, the combined company will be named Wag! Group Co. Wag! intends to have the common stock of the combined company listed on the Nasdaq under the new ticker symbol, “PET”.

About Wag! – Wag.co

Wag! strives to be the #1 app for pet parents, offering access to 5-star dog walking, pet sitting, expert pet advice and training from local pet caregivers nationwide. Wag!'s community of over 400,000 pet caregivers are pet people, and it shows. Making pet parents happy is what Wag! does best. With safety and happiness at the forefront, pet caregivers with Wag! have a trusted record of experience with over 12.1 million pet care services completed by pet caregivers on the Wag! Platform and over $325 million total bookings across all 50 states, resulting in more than 96% of services earning 5 stars.

About Tractor Supply Company and Petsense

Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, has been passionate about serving its unique niche, targeting the needs of recreational farmers, ranchers and all those who enjoy living the rural lifestyle, for more than 80 years.

Tractor Supply offers an extensive mix of products necessary to care for home, land, pets and animals with a focus on product localization, exclusive brands and legendary customer service for the Out Here lifestyle. With more than 46,000 Team Members, the Company's physical store assets, combined with its digital capabilities, offer customers the convenience of purchasing products they need anytime, anywhere and any way they choose at the everyday low prices they deserve. As of March 26, 2022, the Company operated 2,003 Tractor Supply stores in 49 states, a customer mobile app and an e-commerce website at www.TractorSupply.com.

Tractor Supply Company also owns and operates Petsense, a pet specialty supply retailer focused on meeting the needs of pet owners, primarily in small and mid-size communities, and offering a variety of pet products and services. Founded in 2005, Petsense specializes in providing a large assortment of pet food, supplies and services, such as grooming and training, and offering customers a tailored experience while providing the top-quality products they need at a price they love. Petsense carries a range of nationally recognized brands including Fromm, Orijen, Acana, Purina Pro Plan, Hill’s Science Diet, Victor, and Royal Canin. Petsense is also committed to promoting responsible pet ownership through pet adoptions, community involvement and education. As of March 26, 2022, the Company operated 178 Petsense stores in 23 states. For more information on Petsense, visit www.Petsense.com.

About CHW Acquisition Corporation – www.chwacquisitioncorp.com

CHW is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The focus of the team is to pursue a business combination within the consumer, health and wellness or retail sector. Management is led by Jonah Raskas, Mark Grundman, and Paul Norman.

Additional Information and Where to Find It

In connection with the proposed business combination, on March 10, 2022, CHW filed a registration statement on Form S-4 (the "Form S-4") with the Securities and Exchange Commission (the "SEC"). The Form S-4 includes a proxy statement of CHW and a prospectus of Wag!, referred to as a proxy statement/prospectus. The proxy statement/prospectus will be sent to all CHW shareholders. Additionally, CHW will file other relevant materials with the SEC in connection with the proposed business combination. Copies of the Form S-4, the proxy statement/prospectus and all other relevant materials filed or that will be filed with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. Before making any voting or investment decision, investors and security holders of CHW are urged to read the Form S-4, the proxy statement/prospectus and all other relevant materials filed or that will be filed with the SEC in connection with the proposed business combination because they will contain important information about the proposed business combination and the parties to the proposed business combination.

Participants in Solicitation

CHW, Wag! and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of CHW's shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of CHW's directors and officers in CHW's filings with the SEC, including CHW's initial public offering prospectus, which was filed with the SEC on August 30, 2021, CHW's subsequent quarterly reports on Form 10-Q, annual reports on Form 10-K and the Form S-4. To the extent that holdings of CHW's securities by CHW's insiders have changed from the amounts reported therein, any such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CHW's shareholders in connection with the business combination will be included in the proxy statement/prospectus relating to the proposed business combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This communication shall also not constitute an offer to sell or a solicitation of an offer to buy any securities of CHW or Wag!, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed business combination between CHW and Wag!. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predict," "potential," "continue," "strategy," "future," "opportunity," "would," "seem," "seek," "outlook" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and they must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements include, without limitation, Wag!'s and CHW's expectations with respect to anticipated financial impacts of the proposed business combination, the satisfaction of closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of CHW's initial public offering prospectus and its subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K. In addition, there will be risks and uncertainties described in the Form S-4 and other documents which are or will be filed by CHW from time to time with the SEC. These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside Wag!'s and CHW's control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against CHW or Wag! following the announcement of the proposed business combination; (2) the inability to complete the proposed business combination, including due to the inability to concurrently close the business combination and related transactions, including the private placement of common stock, borrowing under the credit facility or due to failure to obtain approval of the shareholders of CHW; (3) the risk that the proposed business combination may not be completed by CHW's business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by CHW; (4) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval by the shareholders of CHW, the satisfaction of the minimum cash requirement following any redemptions by CHW's public shareholders and the receipt of certain governmental and regulatory approvals; (5) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the proposed business combination; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (7) volatility in the price of CHW's or Wag!'s securities; (8) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (9) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with users and suppliers and retain key employees; (10) costs related to the proposed business combination; (11) changes in the applicable laws or regulations; (12) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (13) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Wag! operates; (14) the impact of the global COVID-19 pandemic; (15) the potential inability of Wag! to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (16) the enforceability of Wag!'s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (17) other risks and uncertainties described in CHW's initial public offering prospectus, its subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and the Form S-4. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. Wag! and CHW caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Neither Wag! nor CHW gives any assurance that Wag! or CHW will achieve its expectations. None of Wag! or CHW undertakes or accepts any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.